EXHIBIT 23.2

[LETTERHEAD OF DELOITTE]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-8 of Banco Santander Central Hispano, S.A. of our report dated March 29, 2004 (except for note 27 to such report, which is dated June 30, 2004) relating to the financial statements of Banco Santander Central Hispano, S.A. which appear in its Annual Report on Form 20-F for the fiscal year ending December 31, 2003.

December 7, 2004

/s/ Deloitte
Deloitte, S.L.

Exh. 23.2-1